UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ⌧
Filed by a Party other than the Registrant ◻
Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

FFBW, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
⌧ No fee required.

◻ Fee paid previously with preliminary materials.

◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 21, 2022

Dear Fellow Stockholder:

We are holding the 2022 Annual Meeting of Stockholders of FFBW, Inc. (the “Company”) at the office of First Federal Bank of Wisconsin located at 1360 South Moorland Road, Brookfield, Wisconsin on Wednesday, May 25, 2022, at 2:00 p.m., central time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the annual meeting. During the Annual Meeting we will also report on the operations of the Company. Also enclosed for your review is our Annual Report for the year ended December 31, 2021, which contains information concerning our activities and operating performance.

The business to be conducted at the Annual Meeting consists of the election of directors, the ratification of the appointment of Wipfli LLP as our independent registered public accounting firm for the year ending December 31, 2022, and any other business that properly comes before the Annual Meeting. The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of FFBW, Inc. and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

Our Proxy Statement and the 2021 Annual Report are available at: www.firstfederalwisconsin.com.

Sincerely,

Edward H. Schaefer
President and Chief Executive Officer

FFBW, Inc.

1360 South Moorland Road

Brookfield, Wisconsin 53005

(262) 542-4448

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 25, 2022

Notice is hereby given that the 2022 Annual Meeting of Stockholders of FFBW, Inc. will be held at the office of First Federal Bank of Wisconsin located at 1360 South Moorland Road, Brookfield, Wisconsin on Wednesday, May 25, 2022, at 2:00 p.m., central time.

A Proxy Card and Proxy Statement for the annual meeting are enclosed. The annual meeting is for the purpose of considering and acting upon:

1.	the election of three directors;
2.	the ratification of the appointment of Wipfli LLP as independent registered public accounting firm for the year ending December 31, 2022; and

such other matters as may properly come before the annual meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on the date or dates to which the annual meeting may be adjourned. Stockholders of record at the close of business on March 31, 2022 are the stockholders entitled to vote at the annual meeting, and any adjournments thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE CORPORATE SECRETARY OF FFBW, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING. ATTENDANCE AT THE ANNUAL MEETING WILL NOT IN ITSELF CONSTITUTE REVOCATION OF YOUR PROXY.

By Order of the Board of Directors

Kathryn Sawyer Gutenkunst
Corporate Secretary

Brookfield, Wisconsin
April 21, 2022

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND FFBW, INC.’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2021 ARE EACH AVAILABLE ON THE INTERNET AT WWW.FIRSTFEDERALWISCONSIN.COM.

PROXY STATEMENT

FFBW, Inc.

1360 South Moorland Road

Brookfield, Wisconsin 53005

(262) 542-4448

ANNUAL MEETING OF STOCKHOLDERS

May 25, 2022

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of FFBW, Inc. to be used at the Annual Meeting of Stockholders, which will be held at the office of First Federal Bank of Wisconsin located at 1360 South Moorland Road, Brookfield, Wisconsin on Wednesday, May 25, 2022, at 2:00 p.m., central time, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 21, 2022.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of FFBW, Inc. will be voted in accordance with the directions given thereon. Please sign and return your proxy card in the postage paid envelope provided. Where no instructions are indicated on the proxy card, signed proxies will be voted “FOR” the election of the nominees for director named herein and “FOR” the ratification of the appointment of Wipfli LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of FFBW, Inc. at the address shown above, by filing a duly executed proxy bearing a later date, by following the internet or telephone instructions on the enclosed proxy card or by voting in person at the annual meeting. The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.

If you have any questions about giving your proxy or require assistance, please call Steven Wierschem, Chief Financial Officer, at (262) 542-4448.

If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the annual meeting.

SOLICITATION OF PROXIES; EXPENSES

We will pay the cost of this proxy solicitation. Our directors, executive officers and other employees may solicit proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors, executive officers, or employees for such services. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Except as otherwise noted below, holders of record of FFBW, Inc.’s shares of common stock, par value $0.01 per share, as of the close of business on March 31, 2022, are entitled to one vote for each share then held. As of March 31, 2022, there were 6,254,201 shares of common stock issued and outstanding.

In accordance with the provisions of the Company’s Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit.  The Company’s Articles of Incorporation authorize the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock more than the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

Quorum

The presence in person or by proxy of holders of a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies.

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder: (i) to vote FOR ALL nominees; (ii) to WITHHOLD for ALL nominees; or (iii) to vote FOR ALL EXCEPT one or more of the nominees. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.

As to the ratification of the appointment of Wipfli LLP as our independent registered public accounting firm for the year ending December 31, 2022, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The ratification of this matter shall be determined by a majority of the votes represented at the annual meeting and entitled to vote on the matter. Broker non-votes will not affect the outcome of the vote, and abstentions will have the same effect as votes against.

Participants in the First Federal Bank of Wisconsin Employee Stock Ownership Plan

If you participate in the First Federal Bank of Wisconsin Employee Stock Ownership Plan (the “ESOP”), you will receive a Vote Authorization Form for the ESOP that reflects all the shares you may direct the trustees to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the proportionate interest of shares of our common stock allocated or deemed allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of our common stock held by the ESOP and allocated or deemed allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions, subject to a determination that such vote is in the best interest of ESOP participants. The deadline for returning your ESOP Vote Authorization Form is May 18, 2022, at 11:59 p.m. Central time. The telephone and internet voting deadline for ESOP participants is also 11:59 p.m. central time on May 18, 2022.

Persons and groups who beneficially own more than 5% of the shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of March 31, 2022, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers is 1360 South Moorland Road, Brookfield, Wisconsin 53005.

	Shares of Common
	Stock Beneficially		Percent of Shares of
	Owned as of the		Common Stock
	Record Date (1)		Outstanding
Persons Owning Greater than 5%

Maltese Capital Management LLC (2)	391,062		6.3%
150 East 52nd Street, 30th Floor
New York, New York 10022

First Federal Bank of Wisconsin	643,398	(3)	10.3%
Employee Stock Ownership Plan
1801 Summit Avenue
Waukesha, WI 53188

Directors
Edward H. Schaefer	142,700	(4)	2.3%
Kathryn Sawyer Gutenkunst	21,534	(5)	*
Christine A. Specht	12,696	(6)	*
DeVona Wright Cottrell	3,000	(7)	*
JoAnne Anton	4,091	(8)	*
Michael J. Pjevach	26,763	(9)	*
James A. Tarantino	53,473	(10)	*
James P. Lenahan	8,546	(11)	*
José A. Olivieri	9,243	(12)	*

Executive Officer who is not a Director
Steven L. Wierschem	19,399	(13)	*

All directors and executive officers as a group (10 persons)	301,445		4.8%

*	Less than 1%.
(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of FFBW, Inc. common stock if he has or shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from March 31, 2022. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of FFBW, Inc. common stock.
(2)	Based on a Schedule 13G/A filed jointly with the SEC on February 14, 2022, by Maltese Capital Management LLC, a New York limited liability company (“MCM”) and (ii) Terry Maltese, Managing Member of MCM.
(3)	As of March 31, 2022, an aggregate of 92,889 shares held in our employee stock ownership plan have been allocated to participant accounts.
(4)	Includes 11,917 shares allocated to Mr. Schaefer’s ESOP account, 41,006 shares of restricted stock over which Mr. Schaefer has voting control, and 58,009 options to acquire FFBW, Inc. common stock exercisable within 60 days after the Record Date.
(5)	Includes 5,865 shares of restricted stock over which Ms. Gutenkunst has voting control and 6,514 options to acquire FFBW, Inc. common stock exercisable within 60 days after the Record Date.
(6)	Includes 5,507 shares held in Ms. Specht’s IRA account, 500 shares of restricted stock over which Ms. Specht has voting control, and 4,343 options to acquire FFBW, Inc. common stock exercisable within 60 days after the Record Date.

(7)	Includes 500 shares of restricted stock over which Ms. Wright Cottrell has voting control, and 2,000 options to acquire FFBW, Inc. common stock exercisable within 60 days after the Record Date.
(8)	Includes 1,591 held in Ms. Anton’s IRA account, 500 shares of restricted stock over which Ms. Anton has voting control, and 2,000 options to acquire FFBW, Inc. common stock exercisable within 60 days after the Record Date.
(9)	Includes 5,865 shares of restricted stock for which Mr. Pjevach has voting control, and 6,514 options to acquire FFBW, Inc. common stock exercisable within 60 days after the Record Date.
(10)	Includes 15,483 shares owned by Mr. Tarantino’s children, 8,550 shares of restricted stock for which Mr. Tarantino has voting control, and 9,772 options to acquire FFBW, Inc. common stock exercisable within 60 days after the Record Date.
(11)	Includes 500 shares of restricted stock over which Mr. Lenahan has voting control, and 2,000 options to acquire FFBW, Inc. common stock exercisable within 60 days after the Record Date.
(12)	Includes 4,400 shares held in Mr. Olivieri’s 401(k) account, 500 shares of restricted stock over which Mr. Olivieri has voting control, and 4,343 options to acquire FFBW, Inc. common stock exercisable within 60 days after the Record Date.
(13)	Includes 1,899 shares allocated to Mr. Wierschem’s ESOP account, 11,500 shares of restricted stock over which Mr. Wierschem has voting control, and 6,000 options to acquire FFBW, Inc. common stock exercisable within 60 days after the Record Date.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is comprised of nine members. Our Bylaws provide that directors are divided into three classes as nearly equal in number as possible, with one class of directors elected annually. Three directors have been nominated for election at the annual meeting. The Board of Directors has nominated José A. Olivieri, Christine A. Specht and James A. Tarantino, each to serve as a director for a three-year term ending in 2025 and until their respective successors shall have been elected and qualified. All nominees have agreed to serve as a director if elected.

The following sets forth certain information regarding the nominees, the other continuing members of our Board of Directors, and our executive officer who is not a director, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the annual meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Each of the nominees is a current member of the Company’s Board of Directors. There are no arrangements or understandings between any nominee or continuing director and any other person pursuant to which such nominee or continuing director was selected. Age information is as of March 31, 2022, and an individual’s service as a director includes service with First Federal Bank of Wisconsin.

With respect to directors and nominees, the biographies contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director.

Nominees

The nominees for director are:

For a three-year term ending in 2025

José A. Olivieri, age 64, is the Managing Partner of the Milwaukee office of the full-service law firm Michael Best & Friedrich LLP. Mr. Olivieri’s practice includes representing management in employment related matters and business immigration law. He is also the leader of the firm’s Higher Education Practice and served as Chair of Michael Best’s Labor and Employment Relations Practice Group from 2007 to 2015. Outside of his legal practice, Mr. Olivieri has served in a variety of leadership positions for local organizations. Mr. Olivieri received his J.D. from Marquette University Law School in 1981. Mr. Olivieri’s legal experience and his business contacts in our market area provide the board with legal expertise and business acumen as well as business development opportunities.

Christine A. Specht, age 47, is the Chief Executive Officer of Cousins Subs, the sub sandwich chain her dad, Bill Specht, founded with his cousin two years before she was born. In 2008, she became the President and Chief Operating Officer of Cousins Subs, headquartered in Menomonee Falls, Wisconsin, and in 2015 assumed the role of President and Chief Executive Officer following her father's retirement. In January 2019, Ms. Specht transitioned from her two-part role to narrow in on her responsibilities as CEO. In this leadership role she remains the visionary for the brand, focusing on building a strong culture throughout Cousins Subs system while continuing to lead growth and strategy. Ms. Specht also leads the brand in helping to adapt to the ever-changing needs of guests through advancements in technology and innovation. Ms. Specht serves as the Chair of Concordia University Wisconsin and Ann Arbor’s Foundation Board, a director of The Management Association (MRA), a director of the FFBW Community Foundation, a director of Serigraph, Inc. and is the President of Cousins Subs Make It Better Foundation board. Ms. Specht has received the Cum Deo award from the Lutheran High School Association in 2017 in honor of her Christian service and accomplishments in business. In 2018, Ms. Specht was honored as one of the Milwaukee Business Journal’s Women of Influence and recognized in Fast Casual magazine’s “Women in the Lead” series. Ms. Specht’s experience as a business owner brings vision and business growth strategy to the board.

James A. Tarantino, age 64, is the Founder, Majority Member and Chief Executive Officer of Capri Communities LLC, one of the largest Wisconsin based senior living operators. In addition, Mr. Tarantino serves as

Managing Member of a portfolio of over 11 senior housing developments and campuses, commercial, retail and medical office developments located in Wisconsin and Illinois. Mr. Tarantino’s expertise includes real estate development, debt and equity financing, design and construction, real estate, and health care management. Mr. Tarantino serves as Chairman of the Board and his extensive experience as a business owner provides the board with an important perspective on managerial oversight and on the development of product offerings.

The following directors of FFBW, Inc. have terms ending in 2023:

Edward H. Schaefer, age 60, is President and Chief Executive Officer of FFBW, Inc. and First Federal Bank of Wisconsin, positions he has held since July 2016. Prior to these appointments, from 2010 until 2016, Mr. Schaefer served as President and Chief Executive Officer of Citizens Community Federal NA, a national bank headquartered in Eau Claire, Wisconsin, and its publicly traded holding company, Citizens Community Bancorp. Mr. Schaefer has over 25 years of banking experience, including managerial as well as all aspects of credit administration and underwriting. Mr. Schaefer’s broad business, banking, and managerial experience, including his knowledge of commercial, residential and consumer lending, provides the board with a perspective on the day-to-day operations of First Federal Bank of Wisconsin and assists the board in assessing the trends and developments in the financial institutions industry on a local and national basis.

JoAnne Anton, age 51, is Director of Giving for Herb Kohl Philanthropies where she works to advance former U.S. Senator and businessman Herb Kohl’s philanthropic goals, investments, and community involvement, a position she has held since 2014. From 2013 - 2014, she worked as Special Project Coordinator to help advance a new sports arena and ultimately, the sale of the Milwaukee Bucks. Prior to that, she spent nearly 25 years working in various roles for federal, state, and local elected leaders. She and her husband operate a small outdoor digital advertising company, Atlas Media LLC and formerly, owned and operated several local restaurants. Ms. Anton serves on the boards of the Greater Milwaukee   Committee and the Harbor District Inc. and is a past president of the Rotary Club of Milwaukee. She is also a member of Professional Dimensions, a women’s leadership, and professional organization. She has been recognized by The Milwaukee Business Journal’s 40 Under 40 award, a Woman of Influence distinction, and has been named to their Power Broker list three years in a row. She was inducted into The Milwaukee Business Journal’s 40 Under 40 Hall of Fame. Ms. Anton’s position and philanthropic experience, her knowledge of the region, and her contacts with community leaders provide the board with insight to the many growth efforts being made in our market area.

DeVona Wright Cottrell, age 47, is Chief Legal Officer and General Counsel for Global experiential agency GMR Marketing and the Omnicom Experiential Group (OEG) more broadly overseeing OEG’s legal and risk management teams, positions she has held since August 2020. Prior to these appointments, from December 2007 until August 2020, Ms. Wright Cottrell served as Director and Associate General Counsel of Robert W. Baird & Co. Incorporated. She joined Baird in 2007 and had broad exposure to Baird’s businesses and primary legal responsibility for  Baird’s Fixed Income Capital Markets business unit and provided legal support to several of the firm’s corporate resource  groups, including Risk Management, Compliance and Facilities regarding information security, privacy, regulatory, and commercial real estate related matters. Ms. Wright Cottrell is a diligent volunteer and mentor in the greater Milwaukee area and most recently received a 2021 Women of Influence Award from The Milwaukee Business Journal.  Her accolades in the past few years include The Milwaukee Business Journal 2019 C-Suite Award-Best Assistant General Counsel Award, one of The Wisconsin Law Journal’s 2017 Women in the Law Awards, the University of Wisconsin- Milwaukee 2015 Alumni Gold Award for Graduate of the Last Decade. Ms. Wright Cottrell’s legal experience and her contacts in our market area provides the board with legal expertise and business acumen as well as business development  opportunities.

The following directors of FFBW, Inc. have terms ending in 2024:

James P. Lenahan, age 63, is a corporate executive with more than 25 years of experience building and running successful companies. He is currently President and CEO of the following businesses: Ludman Industries LLC, a manufacturer and provider of heavy equipment to the mining, food, wastewater, chemical, and pharmaceutical industries, headquartered in Milwaukee, a position he has held since 2011; Northern Engineering and Manufacturing, a provider of machining for customers in the Midwest, headquartered in Milwaukee, a position he has held since 2012;, and Keystone Riverview LLC, a land development and building construction company, headquartered in Milwaukee, a position he has held since 2015. He has received the Vatican John Paul II Award from the Archdiocese of Milwaukee in 2017, and is a

Former Navigator, President, and Grand Knight of the Knights of Columbus, among many other board positions for various organizations in the Milwaukee area. Mr. Lenahan’s extensive experience as a business owner provides the board with an important perspective on managerial oversight and business development.

Kathryn Sawyer Gutenkunst, age 60, is an attorney at Axley Brynelson, LLP, a full-service law firm headquartered in Waukesha, Wisconsin. Ms. Gutenkunst concentrates her practice on civil litigation, family law, municipal law, and law related to land use and development, real estate and eminent domain. Ms. Gutenkunst’s knowledge of real estate law and local land use regulations provides the board with valuable business acumen and knowledge of the real estate market in our market area.

Michael J. Pjevach, age 59, is Senior Vice President-West Region of Coach USA, Inc. Mr. Pjevach has over 30 years of general business administration and corporate and financial experience. This experience provides the board with financial sophistication and general business acumen.

Executive Officer who is Not a Director

Steven L. Wierschem, age 42, is Chief Financial Officer of FFBW, Inc. and First Federal Bank of Wisconsin, positions he has held since August 2020. Prior to these appointments, since January 2007, Mr. Wierschem had been employed with PricewaterhouseCoopers LLP (PwC) in positions of increasing responsibility in the audit practice, most recently, since April 2019 having served as a Director in PwC’s Milwaukee, Wisconsin office. From July 2015 until March 2019, Mr. Wierschem served as a Senior Manager at PwC and from August 2014 until June 2015 as a Manager at PwC. Mr. Wierschem holds a B.B.A. and M.B.A. from the University of Wisconsin – Madison and is a certified public accountant, licensed in Wisconsin and Virginia.

Board Independence

The board of directors has determined that each of our directors, other than Edward H. Schaefer, is considered independent under the Nasdaq Stock Market corporate governance listing standards. Mr. Schaefer is not considered independent because he is one of our executive officers. In determining the independence of our directors, the board of directors considered relationships between the Company and First Federal Bank of Wisconsin and our directors that are not required to be reported under “ − Transactions With Certain Related Persons,” below, consisting of deposit accounts that our directors maintain at First Federal Bank of Wisconsin. In addition, we utilize the services of a law firm in which one of our directors is a partner. The Company also has an operating lease with the law firm for office space through 2023. Rent paid in 2021 pertaining to this lease was $49,930.

Board Leadership Structure and Risk Oversight

Our Board of Directors is chaired by James A. Tarantino, who is an independent director. This ensures a greater role for the independent directors in the oversight of FFBW, Inc. and First Federal Bank of Wisconsin and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

To further assure effective independent oversight, the Board of Directors has adopted a number of governance practices, including:

●	a majority of independent Board of Directors;
●	periodic meetings of the independent directors; and
●	annual performance evaluations of the President and Chief Executive Officer by the independent directors.

The Board of Directors recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure.

The Board of Directors is actively involved in oversight of risks that could affect FFBW, Inc. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors also satisfies this responsibility through reports by the committee chair of all board committees regarding the committees’ considerations and actions, through review of minutes of committee meetings and through regular reports directly from officers responsible for oversight of risks within FFBW, Inc. The Board of Directors of First Federal Bank of Wisconsin also has additional committees that conduct risk oversight. All committees are responsible for the establishment of policies that guide management and staff in the day-to-day operation of FFBW, Inc. and First Federal Bank of Wisconsin such as lending, risk management, asset/liability management, investment management and others.

References to our Website Address

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Section16(a) Beneficial Ownership Reporting Compliance

The Company’s common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934.  The Company’s executive officers and directors and beneficial owners of greater than 10% of the Company’s common stock (“10% beneficial owners”) are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Company’s common stock.  SEC rules require disclosure in the Company’s Proxy Statement and Annual Report on Form 10-K of the failure of an executive officer, director or 10% beneficial owner to file such forms on a timely basis.  Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments that we received with respect to transactions during the year ended December 31, 2021, we believe that Leann Eddingsaas, our Principal Accounting Officer, was delinquent on filing a Form 3 which was due within 10 days of her appointment to this office. The Form 3 was subsequently filed. All other such forms were filed on a timely basis.

Code of Ethics for Senior Officers

FFBW, Inc. has adopted a Code of Ethics for Senior Officers that applies to FFBW, Inc.’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics for Senior Officers is available on our website at www.firstfederalwisconsin.com. There were no amendment or waivers to the Code of Ethics for Senior Officers during 2021.

Attendance at Annual Meetings of Stockholders

FFBW, Inc. does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts.

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: FFBW, Inc., 1360 South Moorland Road, Brookfield, Wisconsin 53005, Attention: Board of Directors. The letter should indicate that the sender is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly (for example, where it is a request for information about FFBW, Inc. or it is a stock-related matter). The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors on request.

Meetings and Committees of the Board of Directors

The business of FFBW, Inc. is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the Nasdaq Stock Market) meet in executive sessions. The standing committees of the Board of Directors of FFBW, Inc. are the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.

During 2021, the board of directors of FFBW, Inc. and First Federal Bank of Wisconsin held seven regular meetings. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which the director has been a director); and (ii) the total number of meetings held by all committees on which the director served (during the periods that the director served).

Audit Committee. The Audit Committee is comprised of Directors Pjevach, Wright Cottrell and Anton, each of whom is “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing standards. Mr. Pjevach serves as chair of the Audit Committee. The Board of Directors has determined that Director Pjevach qualifies as an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.firstfederalwisconsin.com. As more fully described in the Audit Committee Charter, the Audit Committee reviews the financial records and affairs of FFBW, Inc. and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. The Audit Committee met five times during the year ended December 31, 2021.

Compensation Committee. The Compensation Committee is comprised of Directors Tarantino, Pjevach and Lenahan. Mr. Tarantino serves as chair of the Compensation Committee. Each member is considered “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing standards. The Compensation Committee met four times during the year ended December 31, 2021.

With regard to compensation matters, the Compensation Committee’s primary purposes are to discharge the Board’s responsibilities relating to the compensation of the Chief Executive Officer and other executive officers, to oversee FFBW, Inc.’s compensation and incentive plans, policies and programs, and to oversee FFBW, Inc.’s management development and succession plans for executive officers. FFBW, Inc.’s Chief Executive Officer will not be present during any committee deliberations or voting with respect to his or her compensation. The Compensation Committee may form and delegate authority and duties to subcommittees as it deems appropriate.

The Compensation Committee operates under a written charter which is available on our website at www.firstfederalwisconsin.com. This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that encourages the achievement of long-range objectives and builds long-term value for our stockholders.

The Compensation Committee considers several factors in its decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of FFBW, Inc. and a peer group analysis of compensation paid at institutions of comparable size and complexity. The Compensation Committee also considers the recommendations of the President and Chief Executive Officer with respect to the compensation of executive officers other than the President and Chief Executive Officer.

The Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee consists of directors Gutenkunst, Anton and Tarantino, each of whom is considered “independent” as defined in the Nasdaq corporate governance listing standards. Director Gutenkunst serves as the chair of the Committee. The Board of Directors has adopted a written charter for the Committee. The Corporate Governance and Nominating Committee charter is posted on the Company website: www.firstfederalwisconsin.com. The Corporate Governance and Nominating Committee met once during the year ended December 31, 2021.

The functions of the Corporate Governance and Nominating Committee include the following:

●	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for shareholder approval;
●	to review and monitor compliance with the requirements for board independence;
●	to review the committee structure and make recommendations to the Board regarding committee membership; and.
●	to develop and recommend corporate governance guidelines to the Board of Directors for its approval.

The Corporate Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Corporate Governance and Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

●	has personal and professional ethics and integrity;
●	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;
●	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;
●	is familiar with the communities in which the Company operates and/or is actively engaged in community activities;
●	satisfies the director qualifications set forth in the Company’s bylaws;
●	is involved in other activities or interests that do not create a conflict with his or her responsibilities to us and the Company’s shareholders; and
●	has the capacity and desire to represent the balanced, best interests of the Company’s shareholders as a group, and not primarily a special interest group or constituency.

In addition, the Corporate Governance and Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, whether the candidate would satisfy the SEC’s independence standards applicable to members of the Company’s audit committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

The Board of Directors does not have a formal policy or specific guidelines regarding diversity among board members. However, the Board of Directors seeks members who represent a mix of backgrounds that will reflect the diversity of our stockholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions. As the holding company for a community bank, the Board of Directors also seeks directors who can continue to strengthen First Federal Bank of Wisconsin’s position in its community and can assist First Federal Bank of Wisconsin with business development through business and other community contacts.

Nominating Procedures

The Board of Directors may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 1360 South Moorland Road, Brookfield, Wisconsin 53005. The Board of Directors has adopted a procedure by which stockholders may recommend nominees to the Board of Directors. Stockholders who wish to recommend a nominee must write to FFBW, Inc.’s Corporate Secretary and such communication must include:

●	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Board of Directors.
●	The name and address of the stockholder as they appear on FFBW, Inc.’s books, and of the beneficial owner, if any, on whose behalf the nomination is made.
●	The class or series and number of shares of FFBW, Inc.’s capital stock that are owned beneficially or of record by such stockholder and such beneficial owner.
●	A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder.
●	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice.
●	The name, age, personal and business address of the candidate and the principal occupation or employment of the candidate.
●	The candidate’s written consent to serve as a director.
●	A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on FFBW, Inc.’s Board of Directors.
●	Such other information regarding the candidate or the stockholder as would be required to be included in FFBW, Inc.’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A.

To be timely, the submission of a candidate for director by a stockholder must be received by the Corporate Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders. If (i) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (ii) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, a stockholder’s submission of a candidate shall be timely if delivered or mailed to and received by the Corporate Secretary of FFBW, Inc. no later than the 10th day following the day on which public disclosure (by press release issued through a nationally recognized news service, a document filed with the Securities and Exchange Commission, or on a website maintained by FFBW, Inc.) of the date of the annual meeting is first made.

Submissions that are received and that satisfy the above requirements are forwarded to the Board of Directors for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

There is a difference between the recommendations of nominees by stockholders pursuant to this policy and a formal nomination (whether by proxy solicitation or in person at a meeting) by a stockholder. Stockholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of FFBW, Inc. See “Stockholder Proposals and Nominations.”

Audit Committee Report

The Audit Committee has issued a report that states as follows:

●	We have reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2021.
●	We have discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301.
●	We have received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that FFBW, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Michael J. Pjevach (Chairman)

JoAnne Anton

DeVona Wright Cottrell

Transactions with Certain Related Persons

Federal law generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as First Federal Bank of Wisconsin, to their executive officers and directors in compliance with federal banking regulations. On December 31, 2021, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to First Federal Bank of Wisconsin, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original repayment terms at December 31, 2021, and were made in compliance with federal banking regulations.

Employee, Office and Director Hedging

Our Insider Trading Policy generally prohibits, for all of our directors and executive officers, and any other employee with access to material non-public information, the hedging of our stock and the pledging of our stock.

Executive Compensation

Summary Compensation Table. The table below summarizes for the years ended December 31, 2021 and 2020 the total compensation paid to or earned by our President and Chief Executive Officer, Edward H. Schaefer, and the other executive officer of the Company who made in excess of $100,000 in 2021 (the “Named Executive Officers”).

Summary Compensation Table
Name and principal position	Year	Salary	Bonus (1)	Stock awards(2)	Option awards (2)	All Other compensation (4)	Total
		($)	($)	($)	($)	($)	($)
Edward H. Schaefer	2021	252,932	54,888	33,750	16,500	93,163	451,233
President and Chief Executive Officer	2020	250,000	47,500	—	—	103,594	401,094

Steven L. Wierschem(3)	2021	143,510	27,023	130,560	99,000	25,595	425,688
Chief Financial Officer

(1)	Amounts in this column represent a discretionary bonus.
(2)	These amounts represent the aggregate grant data fair value for outstanding stock option or restricted stock awards granted during the year indicated computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of stock option and restricted stock awards are described in Note 20 of the notes to the consolidated financial statements included in the FFBW, Inc. Annual Report on Form 10-K for the year ended December 31, 2021. For stock option awards, amounts reported are grant date fair values computed based upon the Black-Scholes option valuation model, which estimated the present dollar value of FFBW, Inc.’s common stock options at the time of the grant. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by an executive officer will be at or near the value shown above.
(3)	Mr. Wierschem began his employment with the Company and was appointed Chief Financial Officer in August 2020. No information is required for 2020.
(4)	The amounts in this column reflect what First Federal Bank of Wisconsin paid for, or reimbursed, the named executive officer for the various benefits and perquisites received. A break-down of the various elements of compensation in this column is set forth in the following table:
All Other Compensation
Name	ESOP Awards(a) ($)	Employer Contributions to Profit Sharing Plan ($)	HSA Match ($)	Life Insurance (Imputed Income) ($)	Deferred Compensation ($)	Auto ($)	Total All Other Compensation ($)
Edward H. Schaefer	42,279	8,600	1,500	775	37,922	2,087	93,163

Steven L. Wierschem	22,408	3,073	—	114	—	—	25,595

(a)	Calculated using the closing market price as of the award date of December 31, 2021.

Benefit Plans and Agreements

Edward Schaefer:  First Federal Bank of Wisconsin entered into an employment agreement with Mr. Edward H. Schaefer, effective as of January 16, 2020. The agreement has an initial term of three years. Commencing on the first anniversary of the agreement and on each subsequent anniversary thereafter, the agreement will be renewed for an additional year so that the remaining term will be three years, unless a notice is provided to the executive that the agreement will not renew. The current base salary for Mr. Schaefer is $255,000. In addition to the base salary, the agreement provides for, among other things, participation in bonus programs and other fringe benefit plans applicable to executive employees and a company-owned automobile. The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event of the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (a) failure to appoint the executive to the executive position set forth in the agreement, (b) a material change in the executive’s function, duties or responsibilities resulting in a reduction of the responsibility, scope, or importance of executive’s position, (c) relocation of the executive’s office by more than 30 miles, (d) a material reduction in the benefits or perquisites paid to the executive unless such reduction is part of a reduction that is generally applicable to officers or employees of First Federal Bank of Wisconsin, (e) a material breach of the employment agreement by First Federal Bank of Wisconsin or (f) failure to elect the executive to the board of directors of FFBW, Inc. or First Federal Bank of Wisconsin, then the executive would be entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonus the executive would be entitled to receive for the remaining unexpired term of the employment agreement. For this purpose, the bonuses payable will be deemed to be equal to the highest bonus paid at any time during the prior three years. In addition, the executive would be entitled to receive a lump sum payment equal to the present value of the contributions that would reasonably have been expected to be made on executive’s behalf under First Federal Bank of Wisconsin’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for the remaining unexpired term of the employment agreement earning the salary that would have been achieved during such period. Internal Revenue Code Section 409A may require that a portion of the above payments cannot be made until six months after termination of employment, if the executive is a “key employee” under IRS rules. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement, or, if participation by the executive is not permitted under the terms of the applicable health plans, or if providing such benefits would subject First Federal Bank of Wisconsin to penalties, then First Federal Bank of Wisconsin shall pay the executive a cash lump sum payment reasonably estimated to be equal to the cost of such non-taxable medical and dental benefits.

In the event of a change in control of First Federal Bank of Wisconsin or FFBW, Inc., followed by executive’s involuntary termination other than for cause, disability or retirement, or resignation for one of the reasons set forth above within 18 months thereafter, the executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) three (3) times the sum of (i) the highest rate of base salary paid to the executive at any time, and (ii) the highest bonus paid to the executive with respect to the three (3) completed fiscal years prior to the change of control, plus (b) a lump sum equal to the present value of the contributions that would reasonably have been expected to be made on the executive’s behalf under First Federal Bank of Wisconsin’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for an additional thirty-six (36) months after termination of employment, earning the salary that would have been achieved during such period. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for thirty-six (36) months following the termination of employment, or if providing such benefits would subject First Federal Bank of Wisconsin to penalties, then First Federal Bank of Wisconsin shall pay the executive a cash lump sum payment reasonably estimated to be equal to the cost of such non-taxable medical and dental benefits. In the event payments made to the executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result.

Under the employment agreement, if an executive becomes disabled within the meaning of such term under Section 409A of the Internal Revenue Code, the executive shall receive benefits under any short-term or long-term disability plans maintained by First Federal Bank of Wisconsin, plus, if the amount paid under such disability programs are less than the executive’s base salary, First Federal Bank of Wisconsin shall pay the executive an additional amount equal to the difference between such disability plan benefits and the amount of the executive’s full base salary for one year following the termination of employment due to disability. First Federal Bank of Wisconsin will also provide the executive with continued non-taxable medical and dental coverage until the earlier of (i) the date the executive returns to full-time employment with First Federal Bank of Wisconsin, (ii) the executive’s full-time employment with another employer, (iii) one year following the termination of employment due to disability, or (iv) death.

In the event of executive’s death, the executive’s estate or beneficiaries will be paid the executive’s base salary for one year from executive’s death, and the executive’s family will be entitled to continued non-taxable medical and dental insurance for twelve months following the executive’s death.

Upon termination of the executive’s employment, the executive shall be subject to certain restrictions on their ability to compete for a period of six months following termination of employment, or to solicit business or employees of First Federal Bank of Wisconsin and FFBW, Inc. for a period of one year following termination of employment.

Steven Wierschem:  On September 30, 2021, First Federal Bank of Wisconsin (the “Bank”) entered into an employment agreement with Steven L. Wierschem (the “Executive”).  The agreement has an initial term of one year and commencing on January 16, 2022, and on each January 16 thereafter, the agreement will be renewed for an additional year so that the remaining term will be one year, unless a notice is provided to the Executive that the agreement will not renew.

Under the employment agreement the Executive’s current base salary is $152,852.  The Executive’s employment may be terminated for cause at any time, in which event the Executive would have no right to receive compensation or other benefits for any period after termination.

Certain events resulting in the Executive’s termination or resignation entitle the Executive to payments of severance benefits following termination of employment. In the event of the Executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (a) failure to appoint the Executive to the executive position set forth in the agreement, (b) a material change in the Executive’s function, duties or responsibilities resulting in a reduction of the responsibility, scope, or importance of executive’s position, (c) relocation of the Executive’s office by more than 30 miles, (d) a material reduction in the benefits or perquisites paid to the Executive unless such reduction is part of a reduction that is generally applicable to officers or employees of the Bank, or (e) a material breach of the employment agreement by the Bank, then the Executive would be entitled to a severance payment in the form of a cash lump sum equal to fifty percent (50%) of annual base salary and fifty percent (50%) of the highest bonus paid at any time during the prior fiscal three years. In addition, the Executive would be entitled to receive a lump sum payment equal to fifty percent (50%) of the contributions that were made on Executive’s behalf under Bank’s defined contribution plans and the Executive would be entitled, at no expense to the Executive, to the continuation of life insurance and non-taxable medical and dental coverage for six months.

In the event of a change in control of the Bank or the Company, followed by Executive’s involuntary termination other than for cause, disability or retirement, or resignation for one of the reasons set forth above within one year thereafter, the Executive would be entitled to a severance payment in the form of a cash lump sum equal to one times the sum of (i) the highest rate of base salary paid to the Executive at any time, and (ii) the highest bonus paid to the Executive with respect to the three (3) completed fiscal years prior to the change of control, plus (b) a lump sum equal to one times the amount of the contributions that were made on the Executive’s behalf under the Bank’s defined contribution plans and the Executive would be entitled, at no expense to the Executive, to the continuation of life insurance and non-taxable medical and dental coverage for one year following the termination of employment. In the event payments made to the Executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result.

The employment agreement also provides certain death and disability benefits.

Deferred Compensation Agreement. First Federal Bank of Wisconsin has entered into a deferred compensation agreement with Edward H. Schaefer. Under the terms of the agreement, Mr. Schaefer is entitled to the value of the account balance upon his termination of employment or death. First Federal Bank of Wisconsin has credited Mr. Schaefer’s account balance with $55,000 as of June 30, 2017, and has made an additional contribution of $55,000 on each subsequent June 30th through June 30, 2021, for a total contribution of $275,000. First Federal Bank of Wisconsin may, in its sole discretion, make additional contributions to the account balance.

Life Insurance Agreements. First Federal Bank of Wisconsin is party to life insurance agreements with Messrs. Schaefer and Wierschem pursuant to which First Federal Bank of Wisconsin has purchased life insurance policies on Mr. Schaefer’s life and Mr. Wierschem’s life. Under the agreement, the beneficiaries are entitled to a death benefit paid by the insurer from the proceeds of Mr. Schaefer’s and Mr. Wierschem’s policies equal to $185,000 and $100,000, respectively.

401(k) Plan. First Federal Bank of Wisconsin maintains the First Federal Bank of Wisconsin Profit Sharing Plan (“401(k) Plan”). Employees who have attained age 21 and completed 1,000 hours of service are eligible to participate in the 401(k) Plan.  Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, up to 100% of his or her salary in any plan year, subject to limits imposed by the Internal Revenue Code. For 2022, the salary deferral contribution limit is $20,500, provided, however, that a participant over age 50 may contribute an additional $6,500, for a total contribution of $27,000. First Federal Bank of Wisconsin matches 100% of participant salary deferrals up to 4% of a participant’s annual compensation. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed because of his or her termination of employment with First Federal Bank of Wisconsin. Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account among a variety of investment options.

Employee Stock Ownership Plan. First Federal Bank of Wisconsin maintains an Employee Stock Ownership Plan (“ESOP”), a tax-qualified defined contribution retirement plan, for all eligible employees.  Employees of First Federal Bank of Wisconsin who have been credited with 1,000 hours of service during a continuous 12-month period are eligible to participate in the ESOP.

In 2017, the ESOP borrowed funds from FFBW, Inc. pursuant to a loan and used those funds to purchase 259,210 shares of common stock for the ESOP in connection with FFBW, Inc.’s initial public offering (the “2017 Loan”).  In connection with the completion of the second-step stock offering and conversion on January 17, 2020, the ESOP purchased an additional 341,485 shares of FFBW common stock.  The ESOP funded its purchase with a loan from FFBW equal to the aggregate purchase price of the common stock and the outstanding share balance of the 2017 Loan (the 2017 Loan was refinanced into the new ESOP loan).  The loan will be repaid principally through First Federal Bank of Wisconsin’s contribution to the Employee Stock Ownership Plan and dividends payable on common stock held by the Employee Stock Ownership Plan over the 20-year term of the loan.  The interest rate for the ESOP loan is 4.75%.

The trustee will hold the shares purchased by the Employee Stock Ownership Plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the loan is repaid.  The trustee will allocate the shares released among participants based on each participant’s proportional share of compensation relative to all participants.  Each participant will vest in his or her benefit at a rate of 20% per year, such that the participant will be fully vested upon completion of five years of credited service.  Generally, a participant will receive a distribution from the ESOP upon separation from service.  All shares of FFBW, Inc. common stock held by the ESOP prior to the completion of the second step offering and conversion on January 17, 2020 were automatically converted to shares of FFBW, Inc. common stock pursuant to the exchange ratio of 1.1730.

The ESOP permits a participant to direct the trustee as to how to vote the shares of common stock allocated to his or her account.  The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, First Federal Bank of Wisconsin will record a compensation expense for the ESOP at the fair market value of the shares as they are committed to be released from the unallocated suspense account to each participant’s account.  The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in our earnings.

Outstanding Equity Awards at Year-End

The following table provides information concerning unexercised options and stock awards that had not vested as of December 31, 2021, for the named executive officers.

	Option Awards				Stock Awards
	Number of	Number of	Number of
	Securities	Securities	Shares or	Market Value
	Underlying	Underlying	Units of	of Shares or
	Unexercised	Unexercised	Option	Option	Stock That	Units of Stock
	Options (#)	Options (#)	Exercise	Expiration	Have Not	That Have Not
Name	Exercisable	Unexercisable(1)	Price ($)	Date	Vested (#)(2)	Vested ($)(3)
Edward H. Schaefer
2018 Equity Plan	57,010	38,006	10.73	12/19/2028	15,202	179,384
2021 Equity Plan	—	5,000	11.25	5/26/2031	3,000	35,400
Steven L. Wierschem
2018 Equity Plan	—	30,000	11.25	5/26/2031	11,500	135,700

(1)	Stock options vest at the rate of 20% per year commencing one year from the date of grant and continuing on each anniversary thereafter.
(2)	Restricted stock vests at the rate of 20% per year commencing one year from the date of grant and continuing on each anniversary thereafter.
(3)	Calculated using the fair market value of FFBW, Inc.’s common stock as of December 31, 2021 ($11.80) multiplied by the number of shares of restricted stock held by the named executive officer on such date.

Stock Benefit Plan

2018 Equity Incentive Plan and 2021 Equity Incentive Plan.  The Company’s stockholders approved the FFBW, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) in 2018 and the FFBW, Inc. 2021 Equity Incentive Plan (the “2021 Plan” and collectively with the 2018 Plan, the “Equity Plans”) in 2021, which provide officers, employees, and directors of FFBW, Inc. and First Federal Bank of Wisconsin with additional incentives to promote the Company’s growth and performance. Most of the companies that the Company competes with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs. By approving the Equity Plans, the Company’s stockholders have given the company flexibility needed to continue to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of the common stock of FFBW, Inc.

The 2018 Plan authorizes the issuance or delivery to participants of up to 532,092 shares of FFBW, Inc. common stock pursuant to grants of incentive and non-qualified stock options and restricted stock awards. Of this number, the maximum number of shares of FFBW, Inc. common stock that may be issued under the 2018 Equity Incentive Plan pursuant to the exercise of stock options is 380,066, and the maximum number of shares of FFBW, Inc. common stock that may be issued as restricted stock awards is 152,026 shares.  All shares of FFBW, Inc. common stock that may be issued or delivered under the 2018 Equity Incentive Plan prior to the completion of the second step offering and conversion on January 17, 2020, were automatically converted to shares of FFBW, Inc. common stock pursuant to the exchange ratio of 1.1730.

The 2021 Plan authorizes the issuance or delivery to participants of up to 597,599 shares of FFBW, Inc. common stock pursuant to grants of incentive and non-qualified stock options and restricted stock awards. Of this number, the maximum number of shares of FFBW, Inc. common stock that may be issued under the 2021 Plan pursuant to the exercise of stock options is 426,857 shares, and the maximum number of shares of FFBW, Inc. common stock that may be issued as restricted stock awards is 170,742 shares. These amounts represent 10% and 4%, respectively, of the number of shares of common stock sold in the 2020 Conversion and Offering.

The Equity Plans are administered by the members of the Compensation Committee (the “Committee”) who are “Disinterested Board Members,” as defined in the Equity Plans. The Committee has full and exclusive power within the limitations set forth in the Equity Plans to make all decisions and determinations regarding: (1) the selection of participants and the granting of awards; (2) establishing the terms and conditions relating to each award; (3) adopting rules, regulations, and guidelines for carrying out the Equity Plans’ purposes; and (4) interpreting the provisions of the Equity Plans and any award agreement. The Equity Plans also permits the Committee to delegate all or part of its responsibilities and powers to any person or persons selected by it.

The Company’s employees and outside directors are eligible to receive awards under the Equity Plans. Awards may be granted in a combination of restricted stock awards, incentive stock options, and nonqualified stock options. The exercise price of stock options granted under the Equity Plans may not be less than the fair market value on the date the stock option is granted. Stock options are subject to vesting conditions and restrictions as determined by the Committee. Stock awards under the Equity Plans are granted only in whole shares of common stock. All shares of restricted stock and all stock option grants is subject to conditions established by the Committee that are set forth in the applicable award agreement.

The Committee has periodically approved awards under the Equity Plans. To date, all stock options and restricted stock awards are subject to time-based vesting. The recipients of restricted stock awards are entitled to receive any cash dividends paid on all restricted stock awards, whether such awards are vested or not, and have voting rights consistent with the holders of our common stock generally.

Director Compensation

The following table sets forth for the year ended December 31, 2021 certain information as to the total remuneration we paid to our directors other than to directors who are also our named executive officers. Information with respect to director compensation paid to directors who are also named executive officers is included above in “ – Executive Officer Compensation – Summary Compensation Table.”

Directors Compensation Table (1)
	Fees earned or
Name	paid in cash	Stock Awards (1)	Option Awards(1)	Total
	($)	($)	($)	($)
Kathryn Gutenkunst	15,500	5,625	—	21,125
JoAnne Anton	13,750	5,625	33,000	52,375
DeVona Wright Cottrell	16,750	5,625	33,000	55,375
James P. Lenahan	16,750	5,625	33,000	55,375
Michael J. Pjevach	15,750	5,625	—	21,375
James A. Tarantino	21,250	5,625	—	26,875
José A. Olivieri	16,750	5,625	—	22,375
Christine A. Specht	15,250	5,625	—	20,875

(1)	These amounts represent the aggregate grant data fair value for outstanding stock option or restricted stock awards granted computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of stock option and restricted stock awards are described in Note 20 of the notes to the consolidated financial statements included in the FFBW Inc. Annual Report on Form 10-K for the year ended December 31, 2021. For stock option awards, amounts reported are grant date fair values computed based upon the Black-Scholes option valuation model, which estimated the present dollar value of FFBW Inc.’s common stock options at the time of the grant. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by a director will be at or near the value shown above.

For the year ended December 31, 2021, each director of First Federal Bank of Wisconsin was paid a fee of $2,000 for each Board meeting attended and $250 for each Committee meeting attended. The Board chair receives an additional $500 for each meeting attended and the Committee chairs receive an additional $250 for each meeting attended.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of FFBW, Inc. has approved the engagement of Wipfli LLP to be our independent registered public accounting firm for the year ending December 31, 2022, subject to the ratification of the engagement by our stockholders. At the annual meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of Wipfli LLP for the year ending December 31, 2022.

Even if the engagement of Wipfli LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of FFBW, Inc. and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Wipfli LLP during the years ended December 31, 2021 and 2020.

	Year Ended	Year Ended
	December 31, 2021	December 31, 2020
Audit Fees	$105,600	$102,300
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$5,000	$—

Audit Fees. Audit Fees include aggregate fees billed for professional services for the audit of FFBW, Inc.’s annual consolidated financial statements for the years ended December 31, 2021 and 2020 and the limited reviews of quarterly condensed consolidated financial statements included in periodic reports filed with the Securities and Exchange Commission during 2021 and 2020, including out of pocket expenses.

All Other Fees. All Other Fees include aggregate fees billed for agreed upon procedures performed to confirm compliance with government agency grant submission requirements.

The Audit Committee has considered whether the provision of non-audit services, is compatible with maintaining the independence of Wipfli LLP. The Audit Committee concluded that performing such services does not affect the independence of Wipfli LLP in performing its function as our independent registered public accounting firm.

The Audit Committee’s current policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to services, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre-approved 100% of non-audit fees billed and paid during the years ended December 31, 2021 and 2020, as indicated in the table above.

The Board of Directors recommends a vote “FOR” the ratification of Wipfli LLP as independent registered public accounting firm for the year ending December 31, 2022.

STOCKHOLDER PROPOSALS AND NOMINATIONS

To be eligible for inclusion in the proxy materials for our 2023 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at FFBW, Inc.’s executive office, 1360 South Moorland Road, Brookfield, Wisconsin 53005, no later than December 22, 2022, which is 120 days prior to the first anniversary of the date of these proxy materials. If the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary date of the 2022 annual meeting, any stockholder proposal must be received at a reasonable time before the Company prints or mails proxy materials for such meeting.  Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any stockholder proposal (regardless of whether included in the Company’s proxy materials), the Company’s articles of incorporation and Bylaws and the Maryland General Corporation Law.

Additionally, in accordance with SEC Rule 14a-19, a shareholder intending to engage in a director election contest at the 2023 Annual Meeting of Shareholders must give the Company notice of its intent to solicit proxies by providing the names of its nominees and certain other information by March 27, 2023.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT ANNUAL MEETING

The Company’s Bylaws generally provides that any stockholder desiring to make a proposal for new business at an annual meeting of stockholders or to nominate one or more candidates for election as directors must provide a written notice delivered or mailed to and received by the Secretary of the Company at our principal executive office not less than 90 days nor more than 100 days before the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days before the anniversary of the prior year’s annual meeting of stockholders, such written notice shall be timely only if delivered or mailed to and received by the Secretary of the Company at the principal executive office of the Company no earlier than the day on which public disclosure of the date of such annual meeting is first made and not later than the 10th day following the earlier of the day notice of the meeting was mailed to stockholders or such public disclosure was made. The notice must include the stockholder’s name, record address, and number of shares owned, briefly describe the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in the proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

The 2023 annual meeting of stockholders is expected to be held on May 24, 2023. For the 2023 meeting of shareholders, notice would have to be received between February 14, 2023 and February 24, 2023.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FFBW, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2021 Annual Report are each available on the Internet at www.firstfederalwisconsin.com and these materials will also be furnished without charge to stockholders as of the record date upon written request to the corporate secretary, 1360 South Moorland Road, Brookfield, Wisconsin 53005 or by calling (262) 542-4448.

By Order of the Board of Directors

Kathryn Sawyer Gutenkunst
Corporate Secretary

Brookfield, Wisconsin
April 21, 2022

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet, Smartphone or Tablet - QUICK HHH EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 24, 2022. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. s FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED s Please mark your votes like this REVOCABLE PROXY The undersigned hereby appoints the official proxy committee consisting of the Board of Directors of FFBW, Inc. (the “Company”) with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the office of First Federal Bank of Wisconsin located at 1360 South Moorland Road, Brookfield, Wisconsin on Wednesday, May 25, 2022, at 2:00 p.m., Central time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows: The Board of Directors recommends a vote “FOR” each of the listed proposals. 1. The election as directors of the nominees listed below, each to a three-year term. 2. The ratification of the appointment of Wipfli LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. FOR AGAINST ABSTAIN FOR ALL FORWITHHOLD EXCEPT (1) José A. Olivieri (2) Christine A. Specht (3) James A. Tarantino INSTRUCTION: To withhold your vote for one or more nominees, mark “For all Except” and write the name(s) of the nominee(s) on the line(s) below. CONTROL NUMBER Signature Signature, if held jointly Date , 2022 Note: Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

FFBW, INC. ANNUAL MEETING OF STOCKHOLDERS MAY 25, 2022 s FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED s REVOCABLE PROXY THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FFBW, INC. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and proxy statement, both dated April 21, 2022 and audited financial statements. Dated: , Check Box if You Plan to Attend the Annual Meeting (Continued, and to be marked, dated and signed, on the other side)